Bacterin’s OsteoSponge® Product
Generates Positive Clinical Results

Clinical Results for Foot and Ankle Fusion Published in “The Journal of Foot & Ankle Surgery.”

BELGRADE, MT - January 22, 2013 - Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and antimicrobial coatings for medical applications, announces that the first clinical results using the OsteoSponge® product for foot and ankle arthrodesis have been published in The Journal of Foot & Ankle Surgery. The article reports a multi-center, retrospective analysis of 80 joint fusions in 47 subjects who had undergone foot and ankle fusion procedures utilizing OsteoSponge bone graft. Overall, a fusion rate of 97.5% (78 of 80 joints) was determined by radiographic analysis.

The article, titled “A Retrospective Analysis Evaluating Allogeneic Cancellous Bone Sponge for Foot and Ankle Arthrodesis,” reported comparable or greater foot and ankle fusion rates, as judged radiographically, to that reported in the biomedical literature. Additionally, at 12-month post-operative assessment, the authors observed statistically significant improvements in function and pain alleviation at rates greater than those previously reported in biomedical studies.

“The data published in The Journal of Foot and Ankle Surgery serve as yet another testament to the efficacy of the OsteoSponge product,” said Guy Cook, Bacterin’s CEO. “We believe these results will aid in our goal of expanding Bacterin’s presence in the foot and ankle bone grafting market and are consistent with Bacterin’s mission of helping our surgeon users provide the best clinical outcomes for their patients.”

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE Amex: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses bioactive coatings for various medical device applications. Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to launch beta and full product releases, the Company's ability to obtain FDA concurrence use for anti-microbial coatings in a timely manner; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of increased taxation, changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP
Rich Cockrell,

NY 212.521.4138

ATL 404.942.3369

investorrelations@thecockrellgroup.com

cockrellgroup.com

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